EXHIBIT 3.1

                     CERTIFICATE OF OWNERSHIP AND MERGER OF

                                ADAL GROUP, INC.
                            (a Delaware corporation)

                                      INTO

                                SUNNINGDALE, INC.
                            (a Delaware corporation)

         It is hereby certified that:

         1. Sunningdale, Inc. (hereinafter sometimes referred to as the "Corporation") is a business corporation of the State of Delaware.

         2. The Corporation is the owner of all of the outstanding shares of the stock of AdAl Group, Inc., which is also a business corporation of the State of Delaware.

         3. On November 3, 2004 the Board of Directors of the Corporation adopted the following resolutions by written consent to merge AdAl Group, Inc. into the Corporation:

                  RESOLVED, that, the undersigned hereby authorize and approve the merger of AdAl, which when incorporated shall be a wholly-owned subsidiary of the Corporation, into the Corporation (the "Merger"), and the transfer, and vesting in the Corporation of the estate, property, rights, privileges, powers, franchises and other assets of every kind and description of AdAl as fully and entirely and without change or diminution as the same were before held and enjoyed by AdAl in its name, and the assumption by the Corporation of all of the obligations of AdAl; be it further

                  RESOLVED, that, in connection with the Merger, the Corporation shall change its corporate name to "AdAl Group, Inc."; be it further

                  RESOLVED, that, the Corporation shall cause to be executed and filed and/or recorded the Certificate of Merger and any and all other documents prescribed by the laws of the State of Delaware and will cause to be performed all necessary acts within the State of Delaware

                  RESOLVED, that, AdAl Group, Inc. be merged into this Corporation, and that all of the estate, property, rights, privileges, powers, franchises and other assets of every kind and description of AdAl Group, Inc. be transferred to, vested in and held and enjoyed by this Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by AdAl Group, Inc. in its name.

Executed on November 3, 2004.

                                         ADAL GROUP, INC.

                                         By:   /s/ NICHOLAS A. SHRAGER
                                               -----------------------
                                               Nicholas A. Shrager, President

                                         SUNNINGDALE, INC.

                                         By:   /s/ NICHOLAS A. SHRAGER
                                               -----------------------
                                               Nicholas A. Shrager, President